UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            April 30, 2002 (April 25,
                     2002) Date of Report (Date of earliest
                                 event reported)

                               Baron Capital Trust
              Exact name of registrant as specified in its charter

          Delaware                     333-35063                 31-1574856
State or other jurisdiction      Commission File Number         IRS Employer
      of incorporation                                       Identification No.

                               Baron Capital Trust
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                Address of principal executive offices, zip code

                                 (863) 853-2882
                         Registrant's telephone number,
                               including area code

                               Baron Capital Trust
                                7800 Cooper Road
                             Cincinnati, Ohio 45242
             Registrant's former address (changed since last report)
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Item 5. Other Events and Regulation FD Disclosure

     On April 25, 2002, Barcap Realty Services Group, Inc. (the Corporate Trustee of Baron Capital Trust, a Delaware business trust (the "Trust")), Baron Advisors, Inc. (the former managing shareholder of the Trust), and the Board of Trustees (the "Board") of the Trust executed the Amended and Restated Declaration of Trust (the "Amended Declaration") of the Trust. The Declaration of Trust is the agreement that governs the operation and management of the Trust and the relationship among, and rights and obligations of, the Shareholders and Trustees of the Trust. The Amended Declaration amended and restated the prior version of the Declaration of Trust of the Trust dated August 11, 1998 (the "Prior Declaration") to (i) reflect the resignation of Baron Advisors, Inc. (controlled by Gregory K. McGrath, a founder and former Chief Executive Officer of the Trust) as the managing shareholder of the Trust, (ii) provide for the elimination of the role of Baron Advisors, Inc. as the managing shareholder of the Trust, (iii) provide for the Board to assume the obligations of the former managing shareholder in the management of the Trust, (iv) eliminate all provisions of the Prior Declaration that related to the Exchange Offering of Baron Capital Properties, L.P. (of which the Trust is the general partner and a limited partner) and the Cash Offering of the Trust which were completed in April 2000 and May 2000, respectively, and (v) correct certain typographical errors and other inconsistencies that are immaterial to the operation of the Trust and Baron Capital Properties, L.P. and to the rights of the Shareholders and Trustees of the Trust.

     In the opinion of the Board, the Amended Declaration does not require the approval of the Shareholders of the Trust. Nevertheless, the Board has requested that the Shareholders vote to ratify the Amended Declaration at their next Annual Meeting of Shareholders scheduled for May 29, 2002. The proposal is described in detail in the Trust's Proxy Statement dated April 25, 2002 which was first mailed to Shareholders on April 26, 2002.

     Due to the ministerial nature of the amendments reflected in the Amended Declaration and in order to minimize printing costs, the text of the Amended Declaration was not included in the Proxy Statement mailed to Shareholders. This Current Report on Form 8-K has been filed by the Trust so that the Shareholders may review the Amended Declaration on the Securities and Exchange Commission's website at "http//:www.sec.gov". A marked version of the Amended Declaration that highlights the revisions made to the Prior Declaration is available on the SEC's website on a pdf file related to this Report. Shareholders that do not have access to the Internet may request that the Trust mail to them by first class delivery a copy of the Amended Declaration that highlights the amendments made.

     The Amended Declaration was unanimously approved by the Board on April 25, 2002.


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

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired: Not applicable.

     (b)  Pro forma financial information: Not applicable.

     (c) Exhibits: Attached hereto as Exhibit 3(i) is the Amended and Restated Declaration of Trust of Baron Capital Trust dated April 25, 2002 (the "Amended Declaration"). A marked copy of the Amended Declaration which indicates changes made to the prior version of the Amended and Restated Declaration of Trust of Baron Capital Trust dated August 11, 1998 is available on the SEC website (http//:www.sec.gov) on a pdf file related to this Report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BARON CAPITAL TRUST


Date: April 30, 2002                    By: /s/ Mark L. Wilson
                                            ------------------------------------
                                                Mark L. Wilson
                                                Chief Financial Officer


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